SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2009

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2009 Annual Meeting of Shareholders held on May 8, 2009, the shareholders of Syniverse Holdings, Inc. (the “Company”) approved the Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan (the “Amended and Restated 2006 Plan”). A description of the material terms of the Amended and Restated 2006 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32432) as filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 7, 2009.

The Amended and Restated 2006 Plan includes 3,000,000 additional shares of the Company’s common stock that may be granted thereunder, resulting in a total of 9,000,000 shares of Company’s common stock reserved and available for issuance pursuant to awards granted (or to be granted) under the Amended and Restated 2006 Plan.

Pursuant to General Instruction F to the Commission’s Current Report on Form 8-K, a copy of the Amended and Restated 2006 Plan is filed as Exhibit 99.1 to this Report, and the Amended and Restated 2006 Plan is incorporated into this Item 5.02 by this reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have caused this Report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: May 12, 2009

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ David W. Hitchcock
David W. Hitchcock
Chief Financial Officer

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

By:	/s/ David W. Hitchcock
David W. Hitchcock
Chief Financial Officer